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                                                            Exhibit 99 (8) (c)

                                AMENDMENT TO THE
                            TRANSFER AGENCY SERVICES
                                       AND
                         SHAREHOLDER SERVICES AGREEMENT

     This Amendment, effective as of the 3rd day of April, 2006, is made to the Transfer Agency Services and Shareholder Services Agreement dated as of August 18, 1995 (the "Agreement") by and between UBS PACE Select Advisors Trust (f/k/a PaineWebber PACE Select Advisors Trust, f/k/a Managed Accounts Services Portfolio Trust) (the "Trust") and PFPC Inc. ("PFPC") with respect to the Trust's Class P shares.

     WHEREAS, the Trust and PFPC desire to extend the Agreement pursuant to
Section 22 thereof to include two new series of the Trust thereunder, namely its UBS PACE Alternative Strategies Investments and its UBS PACE High Yield
Investments:

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. Appendix B of the Agreement is hereby deleted and replaced with the revised Appendix B attached hereto.

2. The Agreement, as amended by this and any prior amendments, ("Modified Agreement") constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

PFPC INC.                                 UBS PACE SELECT ADVISORS TRUST


By: /s/ Michael G. McCarthy               By: /s/ Keith A. Weller
    -----------------------------------       ----------------------------------
    Name:  Michael G. McCarthy                Name:  Keith A. Weller
    Title: Sr. V.P. and General Manager       Title: Vice President and
                                                     Assistant Secretary


                                          By: /s/ Eric Sanders
                                              ----------------------------------
                                              Name:  Eric Sanders
                                              Title: Vice President and
                                                     Assistant Secretary

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                                   APPENDIX B

                          (Revised as of April 3, 2006)

                               LIST OF PORTFOLIOS

UBS PACE Money Market Investments
UBS PACE Government Securities Fixed Income Investments
UBS PACE Intermediate Fixed Income Investments
UBS PACE Strategic Fixed Income Investments
UBS PACE Municipal Fixed Income Investments
UBS PACE Global Fixed Income Investments
UBS PACE Large Co Value Equity Investments
UBS PACE Large Co Growth Equity Investments
UBS PACE Small/Medium Co Value Equity Investments
UBS PACE Small/Medium Co Growth Equity Investments
UBS PACE International Equity Investments
UBS PACE International Emerging Markets Equity Investments
UBS PACE High Yield Investments
UBS PACE Alternative Strategies Investments